Exhibit  6.1

     I, Walter Wright, hereby resign as a director officer of Xtreme Companies, Inc. a Nevada corporation in order to pursue other interests, effective this 22nd day of January 2004.


/s/Walter  Wright
___________________
Walter  Wright